SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

SIGNATURES

EXHIBIT INDEX

ITEM 8.01 OTHER EVENTS

As previously disclosed, on November 15, 2004, QuadraMed Corporation (the “Company”) received a letter from MedCath Incorporated (“MedCath”), which provided notice of MedCath’s decision to terminate the Master Software License and Services Agreement, dated November 20, 2002, by and between QuadraMed Affinity and MedCath (the “Contract”). On or about November 15, 2004, MedCath filed a complaint against the Company in Mecklenburg County, North Carolina, Superior Court Division (Case No. 04CVS20137). In its complaint, MedCath alleged that we were in breach of the Contract due to uncured deficiencies in the products and sought at least $5 million in damages, plus litigation costs. On December 9, 2004, we filed a motion to dismiss the MedCath complaint on the grounds that the complaint fails to state a claim upon which relief can be granted. We also filed a counterclaim against MedCath seeking no less than $1.14 million in unpaid amounts due to us, plus litigation costs, for MedCath’s breach of the Contract by failing to pay licensing fees due to the Company.

On April 28, 2006, we settled this litigation with MedCath. Pursuant to the Release and Settlement Agreement (the “Settlement Agreement”), the Company will pay MedCath a settlement payment of $2 million within seven days of the execution of the Settlement Agreement, and within five days of this settlement payment, MedCath and the Company will file a stipulation of dismissal, with prejudice, of this lawsuit. Further, the Contract and all obligations thereunder will terminate, any Company source code held in escrow by MedCath will be returned within ten days of the execution of the Settlement Agreement, and the Company will remove MedCath’s name from all Company websites and marketing materials. The parties have entered into mutual general releases regarding the Contract, and both will bear their own attorneys’ fees and costs.

QuadraMed will fund the settlement amount from available operating cash. In addition to amounts already recorded at December 31, 2005 and amounts covered by insurance, the Company will record a charge of approximately $1 million related to this settlement in its three month period ended March 31, 2006.

The parties issued a press release related to the settlement on May 1, 2006, which is furnished as Exhibit 99.1 and is incorporated herein by reference to this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 99.1	QuadraMed Corporation Press Release, dated May 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2006

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	QuadraMed Corporation Press Release, dated May 1, 2006.